EXHIBIT 99.1




[GRAPHIC OMITTED]                                                           NEWS
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                                                           Contact: Les Van Dyke
                                              Vice President, Investor Relations
                                                        (972) 788-4772, Ext. 140
                                                             lvandyke@probex.com


             PROBEX ENTERS INTO $20 MILLION STOCK PURCHASE AGREEMENT

         Dallas, TX, September 10, 2002 -- Probex Corp. (AMEX: PRB), a technology based renewable resource company, today reported that it has entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, a Chicago based institutional investor.

         Under the terms of the agreement, Probex may sell to Fusion from time to time up to $20 million of Probex common stock over a 40-month period, commencing with an effective registration statement covering the shares to be purchased. Probex expects to initiate the registration process for its common stock with the Securities and Exchange Commission following the conclusion of the project financing process that is now under way for its first commercial facility in Wellsville, Ohio. Upon registration of the stock, Probex has the right to sell to Fusion $25,000 of common stock per trading day, subject to increase under certain conditions. Fusion's purchase price will be based upon the market price of Probex common stock on each date purchased. In addition, Probex has the right to control the timing and amount of stock sold to Fusion. Probex primarily intends to sell shares to Fusion to fund general corporate and working capital requirements during the construction and startup phase of the Wellsville facility.

         Probex Chairman,  President and CEO,  Charles M. Rampacek,  noted that:
"This new agreement will give us increased flexibility and access to additional working capital during the construction and startup phase of Wellsville."

         In connection with this press release, Probex will file a report on Form 8-K announcing, under Item 9, this transaction and attach the transaction documents as exhibits to the report. Investors and others who may be interested are encouraged to review Probex's SEC filings, including this most recent Form 8-K, on its web site at www.probex.com.

                                  About Probex
         Probex is a technology-based, renewable resource company that specializes in the production of high quality lubricating base oils and associated products from collected used lubricating oils. The Company's patented, environmentally beneficial ProTerra(R) technology has demonstrated

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unparalleled  advantages  in  the  highly  economic  creation  of  high  quality lubricating base oils capable of meeting new and evolving lubricating oil standards without creation of waste by-products, other than easily treatable waste water. The goal of Probex is to become a world leader in the production of high quality lubricating base oils and associated products from collected used lubricating oils through timely commercialization of its ProTerra technology.
For  more   information   about  Probex,   visit  the  company's  web  site  at:
www.probex.com.

THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO PURCHASE OUR SECURITIES. ANY OFFER OF SECURITIES MADE BY US OR ANY OTHER PERSON ON OUR BEHALF MAY BE MADE ONLY PURSUANT TO MATERIALS AND OTHER OFFERING DOCUMENTS PREPARED BY US AND DELIVERED TO QUALIFIED PURCHASERS EXPRESSLY FOR USE IN CONNECTION WITH SUCH PLACEMENTS, AND ANY SUCH OFFER SHALL BE MADE IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, SECTION 5 OF THE SECURITIES ACT OF 1933. THE SECURITIES OFFERED BY THE COMPANY WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN EXEMPTION FROM REGISTRATION REQUIREMENTS.

Certain statements contained herein may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company's management, as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as expect, plan, anticipate, target, and goal. Because such "forward-looking statements" are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations include financial performance; conditions in the lubricating oil industry; the Company's ability to obtain financing for working capital and its anticipated acquisitions and plant development; failure to successfully or timely execute or conclude contracts and agreements; market acceptance of the Company's products and technologies; changes in local, national or global economic conditions, and similar variables. Also refer to the cautionary statements contained in the most recent Forms 10-KSB and 10-QSB, which may be obtained under "Investor Relations-SEC Filings" on the Company's web site or by writing or calling the Company at 15510 Wright Brothers Dr., Addison, TX 75001. 972-788-4772.

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